                                                                    EXHIBIT 12.1

Hedstrom Holdings, Inc.
Computation of Ratio of Earnings to Fixed Charges
(In Thousands, Except Ratio)



                                                                     FISCAL YEAR ENDED JULY 31,
                                                          -----------------------------------------------------
                                                            1996         1995        1994        1993        1992
Consolidated net income (loss)                            $ (8,116)    $   745     $(2,961)    $(1,916)    $    96
Loss from discontinued operations                         $      0     $   585     $ 3,180     $     0     $     0
Consolidated provision (benefit) for income taxes         $ (3,857)    $ 1,440     $  (663)    $   103     $   257
Fixed charges                                             $  5,896     $ 4,573     $ 2,512     $ 2,982     $ 2,728

TOTAL                                                     $ (6,077)    $ 7,343     $ 3,304     $   (67)    $ 3,081

FIXED CHARGES

interest on debt and capitalized leases                   $  5,896     $ 4,573     $ 2,982     $ 2,512     $ 2,728

TOTAL                                                     $  5,896     $ 4,573     $ 2,982     $ 2,512     $ 2,728



RATIO  (DEFICIENCY) OF EARNINGS TO FIXED CHARGES(A)       $(11,973)      1.6x        1.1x      $(2,579)      1.1x




                                                                 Proforma           Proforma
                                                             Six Months Ended      Year Ended           Six Months Ended
                                                                 JUNE 30,          DECEMBER 31,            June 30,
                                                             -----------------   ----------------  ---------------------------
                                                                   1997                1996          1997                1996
Consolidated net income (loss)                                   $   (26)            $(3,552)      $ 5,985             $ 2,698
Loss from discontinued operations                                                    $     0             0                   0
Consolidated provision (benefit) for income taxes                $   573             $  (764)      $ 3,536             $ 1,812
Fixed charges                                                    $14,260             $28,493       $ 4,709             $ 3,545

TOTAL                                                            $14,807             $24,177       $14,230             $ 8,055

FIXED CHARGES

Interest on debt and capitalized leases                          $14,260             $28,493       $ 4,709             $ 3,545

TOTAL                                                            $14,260             $28,493       $ 4,709             $ 3,545

RATIO (DEFICIENCY) OF EARNINGS TO FIXED CHARGES                     1.0x             $(4,316)         3.0x                2.2x



                                                                      Five Months Ended
                                                                         DECEMBER 31,
                                                                 ---------------------------
                                                                 1996                1995
Consolidated net income (loss)                                   $(4,771)             $ (8,574)
Loss from discontinued operations                                $     0              $      0
Consolidated provision (benefit) for income taxes                $(2,869)             $ (4,074)
Fixed charges                                                    $ 2,115              $  1,773

TOTAL                                                            $(5,525)             $(10,875)

Interest on debt and capitalized leases                          $ 2,115              $  1,773

TOTAL                                                            $ 2,115              $  1,773

RATIO  (DEFICIENCY) OF EARNINGS TO FIXED CHARGES(A)              $(7,640)             $(12,648)


(A) If the ratio is less than 1.0x, the deficiency is shown